UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 21, 2014

Trans World Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-25244	13-3738518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Fifth Avenue, Suite 940, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 983-3355

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry Into a Material Definitive Agreement

On April 21, 2014, Trans World Corporation (“TWC” or the “Company”) entered into an Agreement (the “Agreement”) with Value Partners, Ltd., a Texas limited partnership (“Value Partners”), Wynnefield Partners Small Cap Value, L.P., a Delaware limited partnership (“Wynnefield Partners”), Wynnefield Small Cap Value Offshore Fund, Ltd., a private investment company organized under the laws of the Cayman Islands (“Wynnefield Offshore”), and Wynnefield Partners Small Cap Value, L.P. I, a Delaware limited partnership (“Wynnefield Partners I”) (Wynnefield Partners, Wynnefield Offshore and Wynnefield Partners I together, the “Wynnefield Funds”) and Lloyd I. Miller Trust A-4, a testamentary trust under Delaware law (“Trust A-4”), Milfam II, L.P. a Georgia limited partnership (“Milfam II”), LIMFAM LLC, a Delaware limited liability company, and Lloyd I. Miller, IRA, an individual retirement account for the benefit of Lloyd I. Miller III (Trust A-4, Milfam II, LIMFAM LLC, and Lloyd I. Miller, IRA together, the “Miller Funds”).

Pursuant to the Agreement, TWC has agreed to nominate five current directors for election as directors at the Company’s annual meeting of stockholders to be held in June 2014 (the “Annual Meeting”) and each of the Wynnefield Funds and the Miller Funds will submit one additional person for consideration by the nominating committee of the Company’s Board of Directors (the “Board”) for election as directors at the Annual Meeting.  Lloyd I. Miller III, who had previously provided the Company with notice of his intent to nominate a slate of six persons for election to the Board at the Annual Meeting, has agreed to withdraw his slate of nominees for election at the Annual Meeting.

Under the Agreement, the nominating committee of the Board intends to nominate current directors Rami S. Ramadan, Malcolm M.B. Sterrett, Timothy G. Ewing, Patrick J. Bennett, Sr. and Michael B. Brodsky for a one-year term as directors at the Annual Meeting.  Current directors Geoffrey B. Baker and Julio E. Heurtematte have determined to retire from the Board as of the date of the Annual Meeting and not stand for re-election as directors at the Annual Meeting.  The Wynnefield Funds will submit the nomination of one additional person for consideration by the nominating committee for election as a director at the Annual Meeting, which nominee shall be reasonably acceptable to Value Partners and the Miller Funds.  The Miller Funds will submit the nomination of one additional person for consideration by the nominating committee of the Board for election as a director at the Annual Meeting, which nominee will be reasonably acceptable to Value Partners and the Wynnefield Funds.  If such nominees are acceptable to the nominating committee, the committee will include such nominees as part of the Board’s slate of nominees for election of directors at the Annual Meeting.

At the Annual Meeting, each of Value Partners, the Wynnefield Funds and the Miller Funds have agreed to appear at the Annual Meeting, in person or by proxy, and vote all of the shares of common stock of the Company beneficially owned by such party in favor of the Company’s nominees for election as directors.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) As discussed above under Item 1.01, directors Geoffrey B. Baker and Julio E. Heurtematte have determined to retire from the Board as of the date of the Annual Meeting to be held in June 2014 and not stand for re-election as directors at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibits are included herewith.

Exhibit Number	Description
10.1	Agreement, dated April 21, 2014, by and among Trans World Corporation, Value Partners, Ltd., the Wynnefield Funds and the Miller Funds

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD CORPORATION

Date: April 22, 2014	By:	/s/ Rami S. Ramadan
Rami S. Ramadan President and Chief Executive Officer